Exhibit 10.3

PRECISION CASTPARTS CORP.

1999 NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED

1. Purpose. The purpose of this 1999 Non-Qualified Stock Option Plan (the “Plan”) of Precision Castparts Corp. (the “Company”) is to encourage selected employees of the Company and its subsidiaries who are in a position to influence the financial success of the Company or of its subsidiaries to acquire a proprietary interest in the Company and to give them added incentive to advance the interests of the Company, through an opportunity to share in its profits and growth.

2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 7, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 6,000,000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option or stock appreciation right granted under the Plan expires, terminates or is cancelled, the unissued shares subject to such option or stock appreciation right shall again be available under the Plan.

3. Effective Date and Duration of Plan.

(a) Effective Date. The Plan shall become effective as of November 4, 1998. Options and stock appreciation rights may be granted at any time after the effective date and before termination of the Employee Plan.

(b) Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan. Termination of the Plan shall not affect any outstanding options under the Plan.

4. Administration.

(a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

(b) Committee. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 10.

(c) Indemnification of Committee. In addition to such other rights of indemnification as they may have as officers or directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

5. Types of Awards; Eligibility. The Board of Directors may, from time to time, grant (i) non-statutory stock options as provided in paragraphs 6(a) and 6(c) and (ii) stock appreciation rights as provided in paragraphs 6(b) and 6(c). Any such awards may be made to employees (excluding employees who are officers or directors of the Company) the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award.

6. Stock Options; Stock Appreciation Rights.

(a) General Rules Relating to Options.

(i) Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors at the time of grant shall determine the number of shares subject to the option, the option price, the period of the option and the time or times at which the option may be exercised. The option exercise price may be any amount determined by the Board of Directors. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

(ii) Nontransferability. Unless otherwise determined by the Board of Directors, each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

(b) Stock Appreciation Rights.

(i) Grant. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes. With respect to any stock options granted after May 19, 2004, the Board of Directors may provide that at a later date stock appreciation rights may be granted in substitution for stock options granted under the Plan. With respect to each grant, the Board shall determine the number of shares subject to the stock appreciation right, the period of the stock appreciation right, and the time or times at which the stock appreciation right may be exercised. Stock appreciation rights shall continue in effect for the period fixed by the Board of Directors except that by its terms no stock appreciation right shall be exercisable after the expiration of 10 years from the date it is granted.

(ii) Stock Appreciation Rights Granted in Connection with Options. If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates terminates. If a stock appreciation right is granted in connection with an option, upon exercise of the option, the stock appreciation right or portion thereof to which the grant relates terminates.

(iii) Exercise. Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors. For this purpose, the fair market value of the Common Stock shall be the closing price of the Common Stock last reported before the time of exercise, or such other value of the Common Stock as specified by the Board of Directors.

(iv) Fractional Shares. No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

(v) Nontransferability. Unless otherwise determined by the Board of Directors, each stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

(c) Exercise of Options and Stock Appreciation Rights.

(i) Exercise. Except as provided in paragraphs 6(c)(ii)(A) through (F) or as determined by the Board of Directors, no option or stock appreciation right granted under the Plan may be exercised unless at the time of such exercise the holder is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options and stock appreciation rights shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options and stock appreciation rights shall be suspended during any other unpaid leave of absence. Except as provided in paragraphs 6(c)(ii), 7 and 9, options and stock appreciation rights granted under the Plan may be exercised from time to time over the period stated in each option or stock appreciation right in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options and stock appreciation rights shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the holder does not exercise an option or stock appreciation right in any one year for the full number of shares to which the holder is entitled in that year, the holder’s rights shall be cumulative and the holder may acquire those shares in any subsequent year during the term of the option or stock appreciation right.

(ii) Termination of Employment or Service.

(A) General Rule. Unless otherwise determined by the Board of Directors, in the event the employment of the holder with the Company or a subsidiary terminates for any reason other than because of physical disability, death or retirement, as provided in subparagraphs 6(c)(ii) (B), (C) and (D), the option or stock appreciation right may be exercised at any time prior to the expiration date of the option or stock appreciation right or the expiration of six months after the date of such termination, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or stock appreciation right at the date of such termination.

(B) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, in the event of the termination of employment because of total disability, the option or stock appreciation right may be exercised at any time prior to the expiration date of the option or stock appreciation right or the expiration of six months after the date of such termination, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or stock appreciation right at the date of such termination. The term “total disability” means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company, to perform his or her duties as an employee of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company has made a determination of total disability.

(C) Termination Because of Death. Unless otherwise determined by the Board of Directors, in the event of the death of a holder while employed by the Company or a subsidiary, the option or stock appreciation right may be exercised at any time prior to the expiration date of the option or stock appreciation right or the expiration of 12 months after the date of death, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or stock appreciation right at the date of death and only by the person or persons to whom such holder’s rights under the option or stock appreciation right shall pass by the holder’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

(D) Termination Upon Retirement at Normal Retirement Age or at Bona Fide Early Retirement. In the event the employment of a holder by the Company or by any subsidiary of the Company is terminated by retirement at normal retirement age as defined under the provisions of the Company’s Retirement Plan or under conditions of bona fide early retirement, any option or stock appreciation right granted under the Plan may be exercised at any time prior to its expiration date or the expiration of twelve months after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or the stock appreciation right on the date of such termination.

(E) Amendment of Exercise Period Applicable to Termination. The Board of Directors, at the time of grant or at any time thereafter, may extend the exercise periods specified in subparts (A) through (D) above for any length of time not longer than the original expiration date of the option or stock appreciation right, and may increase the portion of an option or stock appreciation right that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

(F) Failure to Exercise Option or Stock Appreciation Right. To the extent that the option or stock appreciation right of any deceased holder or of any holder whose employment terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option or stock appreciation right shall cease and terminate.

(iii) Acquisition of Shares. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option or stock appreciation right granted under the Plan only upon receipt by the Company of notice in writing from the holder of the holder’s intention to exercise, specifying the date the option or stock appreciation right being exercised was granted, the number of shares the holder desires to acquire under the option or stock appreciation right, and the date on which the holder desires to complete the transaction, and, if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the holder’s present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company) or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the trading day preceding the date the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

(iv) Tax Withholding. Each holder who has exercised an option or stock appreciation right shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the holder shall pay such amount to the Company on demand. If the holder fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the holder, including salary, subject to applicable law. With the consent of the Board of Directors a holder may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock; provided, however, that the number of shares so withheld or delivered in connection with an option exercise shall not exceed the minimum amount necessary to satisfy the withholding obligation.

(v) Reduction of Reserved Shares. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option or stock appreciation right.

7. Changes in Capital Structure.

(a) Stock Splits; Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the holder’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

(b) Mergers, Reorganizations, Etc. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company’s assets (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options and stock appreciation rights under the Plan:

(i) Outstanding options and stock appreciation rights shall remain in effect in accordance with their terms.

(ii) Outstanding options and stock appreciation rights shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options and stock appreciation rights shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options and stock appreciation rights shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

(iii) Holders of outstanding options and stock appreciation rights shall be provided a 30-day period prior to the consummation of the Transaction during which outstanding options and stock appreciation rights shall be exercisable to the extent vested without any limit on exercisability and upon the expiration of such 30-day period, all unexercised options and stock appreciation rights shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options and stock appreciation rights so that they are exercisable in full during such 30-day period.

(c) Dissolution of the Company. In the event of the dissolution or liquidation of the Company, the Board of Directors may in its sole discretion (i) provide a 30-day period prior to such event during which holders shall have the right to exercise options and stock appreciation rights in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options and stock appreciation rights shall immediately terminate, or (ii) waive or modify any restriction on the options and stock appreciation rights.

8. Corporate Mergers, Acquisitions, etc. The Board of Directors may also grant options and stock appreciation rights under the Plan having terms, conditions and provisions that vary from those specified in this Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

9. Acceleration in Certain Events.

Notwithstanding any other provisions of the Plan, a special acceleration (“Special Acceleration”) of all options and stock appreciation rights outstanding under the Plan shall occur and such options and stock appreciation rights shall immediately become exercisable in full at any time when any one of the following events has taken place:

(a) The shareholders of the Company approve one of the following (“Approved Transactions”):

(i) Any consolidation, merger or plan of exchange involving the Company (“Merger”) pursuant to which Common Stock would be converted into cash; or

(ii) Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

(iii) The adoption of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) Any merger, consolidation or plan of exchange which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or exchange; or

(v) Any merger, consolidation or plan of exchange effected to implement a recapitalization of the Company (or similar transaction) in which a person acquires more than 20% of the combined voting power of the Company’s then outstanding securities; or

(b) A tender or exchange offer, other than one made by the Company, is made for Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of more than 20 percent of the outstanding Common Stock (an “Offer”); or

(c) Any Person is or becomes the beneficial owner of more than 20 percent of the Company’s outstanding Common Stock; or

(d) During any period of two consecutive years, individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

All options and stock appreciation rights that are accelerated pursuant to this paragraph 9 shall terminate upon the dissolution of the Company or upon the consummation of any Merger pursuant to which Common Stock would be converted to cash. The terms used in this paragraph 9 and not defined elsewhere in the Plan shall have the same meanings as such terms have in the Exchange Act and the rules and regulations adopted thereunder.

10. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(b), 6(c)(ii), 7 and 9, however, no change in an award already granted shall be made without the written consent of the holder of such award.

11. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

12. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee’s employment at any time, for any reason, with or without cause, or to decrease such employee’s compensation or benefits or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Company.

13. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

Adopted: February 3, 1999

As Amended: November 12, 2002

As Amended: May 19, 2004

As Amended: November 14, 2007